QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
NL MERGER CORPORATION
WITH AND INTO
NEXT LEVEL COMMUNICATIONS, INC.

        NL Merger Corporation, a corporation organized and existing under the laws of Delaware ("Parent Corporation"), does hereby certify that:

        FIRST: Parent Corporation was incorporated on the 14th day of April 2003, pursuant to the Delaware General Corporation Law.

        SECOND: Next Level Communications, Inc. ("Next Level") was incorporated on the 24th day of August 1999, pursuant to the Delaware General Corporation Law.

        THIRD: Parent Corporation owns of record and beneficially (i) at least 90% of the issued and outstanding shares of common stock, par value $0.01 per share (the "Next Level Common Stock"), of Next Level, and (ii) all of the issued and outstanding shares of preferred stock of Next Level, consisting of Series A Convertible Preferred Stock, and Series A-1 Convertible Preferred Stock, each having a par value of $0.01 per share (collectively, the "Next Level Preferred Stock").

        FOURTH: Next Level has no shares of capital stock issued or outstanding other than the Next Level Common Stock and Next Level Preferred Stock.

        FIFTH: That Parent Corporation, by the resolutions of its Board of Directors, as set forth in Exhibit A, duly adopted by the unanimous written consent of the members thereof, filed with the minutes of the Board of Directors, pursuant to Section 141(t) of the Delaware General Corporation Law as of April 24, 2003, determined to and, effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware, does merge Parent Corporation with and into Next Level on the terms and conditions set forth in Exhibit 1 (the "Merger") and are incorporated herein by this reference.

        SIXTH: That the sole holder of all of the outstanding capital stock of Parent Corporation has approved the Merger by written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law.

        SEVENTH: The Merger shall take effect upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware.

        EIGHTH: The Restated Certificate of Incorporation of Next Level will be amended and restated in its entirety as set forth in Paragraph A.4 of Exhibit 1.

        IN WITNESS WHEREOF, said Parent Corporation has caused this Certificate to be signed by its authorized officer, this 24th day of April 2003.

NL MERGER CORPORATION
By:	/s/ DAVID W. DEVONSHIRE
Name:	David W. Devonshire
Title:	President

Exhibit A

WRITTEN CONSENT OF THE DIRECTORS OF
NL MERGER CORPORATION
RELATING TO THE MERGER OF
PARENT CORPORATION
WITH AND INTO
NEXT LEVEL COMMUNICATIONS, INC.

         April 24, 2003

        The undersigned, being all of the directors of NL Merger Corporation, a Delaware corporation ("Parent Corporation"), do hereby consent to the taking of the following actions in lieu of a meeting of the Board of Directors of Parent Corporation ("Board") and do hereby adopt the following resolutions by unanimous written consent in lieu of meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

        WHEREAS, Parent Corporation is the legal and beneficial owner of at least 90% of the outstanding shares of common stock, par value $0.01 per share (the "Next Level Common Stock"), of Next Level Communications, Inc., a corporation incorporated under the laws of Delaware ("Next Level"), and all of the outstanding shares of preferred stock of Next Level, consisting of Series A Convertible Preferred Stock, par value $0.01 per share, and Series A-1 Convertible Preferred Stock, par value $0.01 per share, (collectively, the "Next Level Preferred Stock");

        WHEREAS, the Next Level Common Stock and Next Level Preferred Stock are the only issued and outstanding classes and series of capital stock of Next Level;

        WHEREAS, the Board of Parent Corporation has deemed that it is advisable and in the best interests of Parent Corporation to merge Parent Corporation with and into Next Level (the "Merger"), with Next Level as the surviving corporation in the Merger; and

        WHEREAS, the Merger will occur and have the effects as set forth on Exhibit 1;

        NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware (but subject to the approval of the sole stockholder of Parent Corporation), Parent Corporation shall merge, and it hereby does merge itself with and into Next Level, with Next Level as the surviving corporation that will assume all of Parent Corporation's obligations; and be it

        FURTHER RESOLVED, that the terms and conditions of the Merger shall be as set forth on Exhibit 1; and be it

        FURTHER RESOLVED, that the proposed Merger be submitted to the sole stockholder of Parent Corporation and that upon the written consent of such stockholder, the proposed Merger shall be approved; and be it

        FURTHER RESOLVED, that Next Level, as the surviving corporation in the Merger, shall notify each stockholder of record of Next Level within ten (10) days after the effective date of the Merger of the Merger's becoming effective and of such stockholder's rights under Section 262 of the Delaware General Corporation Law; and be it

        FURTHER RESOLVED, that the President or any Vice President of Parent Corporation be and are hereby authorized and directed to make and execute a Certificate of Ownership and Merger, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said Merger; and be it

        FURTHER RESOLVED, that all actions heretofore taken by any officer of the Parent Corporation in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects; and be it

        FURTHER RESOLVED, that the execution of this Written Consent may be executed by the Directors in any number of counterparts, all of which when executed and delivered shall have the force and effect of an original; and be it

        FURTHER RESOLVED, that the execution of this Written Consent and delivery thereof by facsimile signatures shall be sufficient for all purposes and shall be binding upon any party who so executes.

        [Remainder of page intentionally blank]

3

        IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date first written above.

/s/ DAVID W. DEVONSHIRE David W. Devonshire, Director
/s/ GARTH MILNE Garth Milne, Director
/s/ ANTHONY KNAPP Anthony Knapp, Director

4

Exhibit 1

THE MERGER

        A.    The Merger.

          1.    At the Effective Time (as defined below), Next Level and the Parent Corporation shall consummate the Merger pursuant to which (i) the Parent Corporation shall be merged with and into Next Level and the separate corporate existence of the Parent Corporation shall thereupon cease, (ii) Next Level shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and (iii) the separate corporate existence of Next Level with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the Delaware General Corporation Law ("DGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Next Level and the Parent Corporation shall vest in the Surviving Corporation, and all debts, liabilities and duties of Next Level and the Parent Corporation shall become the debts, liabilities and duties of the Surviving Corporation.

          2.    The Restated Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, as amended in Paragraph A.4 below and until thereafter amended as provided by law and such Restated Certificate of Incorporation.

          3.    The Bylaws of the Parent Corporation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law, the Restated Certificate of Incorporation of the Surviving Corporation or such Bylaws.

          4.    The Restated Certificate of Incorporation of the Surviving Corporation is hereby amended and restated in its entirety as follows:

RESTATED
CERTIFICATE OF INCORPORATION
of
NET LEVEL COMMUNICATIONS, INC.

        FIRST: The name of the corporation is "Next Level Communications, Inc."

        SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        THIRD: The name and address of the corporation's agent for service of process in the state of Delaware is:

    The Corporation Trust Company
    1209 Orange Street
    Wilmington, DE 19801
    County of New Castle

        FOURTH: The total number of shares which the corporation shall have authority to issue is One Thousand (1,000) with $.01 par value.

          5.    Subject to applicable law, the directors of the Parent Corporation immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of Next Level immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Restated Certificate of Incorporation and Bylaws.

        B.    Effective Time.    The Merger shall become effective on the date and time on which the Certificate of Ownership and Merger has been duly filed with the Secretary of State of the State of Delaware (the "Merger Certificate"), and such date and time is referred to herein as the "Effective Time."

        C.    Conversion Of Securities.

          1.    Conversion of Capital Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Next Level Common Stock, Next Level Preferred Stock or shares of common stock, par value $0.01 per share, of the Parent Corporation (the "Parent Corporation Common Stock"):

            a.    Surviving Corporation Common Stock.    Each issued and outstanding share of the Parent Corporation Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

            b.    Cancellation of Treasury Stock and Parent Corporation-Owned Stock.    All shares of Next Level Common Stock (the "Shares" or each, a "Share") that are owned by Next Level as treasury stock, all Shares owned by Parent Corporation and all Next Level Preferred Stock owned by Parent Corporation shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefore.

            c.    Conversion of Next Level Common Stock.    Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section C(1)(b) hereof and other than Dissenting Shares (as defined in Section C(3) hereof) shall be converted into the right to receive $1.18 in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section C(2) hereof. From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefore upon the surrender of such certificate in accordance with Section C (2) hereof, without interest.

          2.    Exchange of Certificates.

            a.    Paying Agent.    Mellon Investor Services LLC or another person or entity selected by the Motorola, Inc. or any wholly owned subsidiary thereof having any direct or indirect ownership of Parent Corporation (collectively, "Motorola"), will be designated to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of Shares shall become entitled pursuant to Section C(1)(c). If any funds are deposited with the Paying Agent by or on behalf of Parent Corporation, such deposited funds shall be invested by the Paying Agent as directed by Motorola, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of the Shares.

            b.    Exchange Procedures.    Upon surrender of a certificate evidencing one or more Shares (each a "Certificate") for cancellation to the Paying Agent, together with a duly executed letter of transmittal and other documents in form designated by the Parent Corporation and the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section C(2), each Certificate held by persons whose shares were converted pursuant to Section C(1) hereof shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section C(2), without interest thereon. Any uncertificated Shares in book-entry form shall be deemed surrendered to the Paying Agent at the Effective Time, and, subject to Section C(3), each record holder thereof shall be entitled to receive the Merger Consideration for each such uncertificated Share, without any action on the part of such holder.

            c.    Transfer Books; No Further Ownership Rights in Next Level Common Stock.    At the Effective Time, the stock transfer books of Next Level shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of Next Level. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any voting, dividend or other rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section C. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Shares.

            d.    Termination of Fund; No Liability.    At any time, Motorola shall be entitled to require the Paying Agent to deliver to the Surviving Corporation any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not then been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Motorola, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            e.    Cash Payment.    The Merger Consideration paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any amounts required to be deducted and withheld with respect to making such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"), or any provision of state, local, provincial or foreign tax law or as set forth in Section C(2)(b), including stock transfer taxes payable by such holder. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes as having been paid to the holder of Shares in respect of which such deduction and withholding was made.

          3.    Dissenting Shares.    Notwithstanding anything in these resolutions to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not consented to the Merger in writing and who has complied with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with the provisions of Section 262 of the

  DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section C(2). A holder of any Dissenting Shares shall not have any voting, dividend or other rights as a shareholder of the Surviving Corporation.

          4.    Next Level Stock Plans.

            a.    Pursuant to Section 8(b)(iv) of the Next Level Communications, Inc. 1999 Stock Plan and Section 11.3(d) of the Next Level Communications, Inc. 1999 Equity Incentive Plan, (i) Next Level shall have taken all action necessary to make fully exercisable each unexpired and unexercised stock option subject to either such Plan, and (ii) each unexpired and unexercised option subject to either such Plan shall expire at the Effective Time and the holders of such options shall have no further rights or interest therein.

            b.    Each unexpired and unexercised stock option subject to the Next Level Communications, Inc. 1997 Long-Term Incentive Plan (as amended and restated) shall continue as a stock option to acquire $1.18 in cash for each Share originally subject to such option. The other terms and conditions of each such option shall remain in full force and effect.

            c.    Next Level shall have taken, prior to the Effective Time, all action necessary (i) to cause the suspension of the withholding from compensation of participants in the Next Level Communications, Inc. Employee Stock Purchase Plan (the "Next Level ESPP"), (ii) to cause the termination of the Next Level ESPP, (iii) to issue any Shares issuable to employees participating in the Next Level ESPP pursuant to its terms, and (iv) to refund, without interest, to each participant in the Next Level ESPP any amount withheld from such participant's compensation to the extent such amount has not been used to purchase Shares.

QuickLinks

  Exhibit 4.1